EXHIBIT 99.1

Additional Signatures

THE CARLYLE GROUP L.P.
By: Carlyle Group Management L.L.C., its general partner

By:	/s/ Ann Siebecker, attorney-in-fact	12/30/2014
	Name: Daniel D'Aniello	Date
Title: Chairman

**Signature of Reporting Person

CARLYLE HOLDINGS II GP L.L.C.
By: The Carlyle Group L.P., its managing member
By: Carlyle Group Management L.L.C., its general partner

By:	/s/ Ann Siebecker, attorney-in-fact	12/30/2014
	Name: Daniel D'Aniello	Date
Title: Chairman

**Signature of Reporting Person

CARLYLE HOLDINGS II L.P

By:	/s/ Ann Siebecker, attorney-in-fact	12/30/2014
	Name: Daniel D'Aniello	Date
Title: Chairman

**Signature of Reporting Person

TC GROUP CAYMAN INVESTMENT HOLDINGS, L.P.
By: Carlyle Holdings II L.P., its general partner

By:	/s/ Ann Siebecker, attorney-in-fact	12/30/2014
	Name: Daniel D'Aniello	Date
Title: Chairman

**Signature of Reporting Person

TC GROUP CAYMAN INVESTMENT HOLDINGS SUB L.P.
By: TC Group Cayman Investment Holdings, L.P., its general partner
By: Carlyle Holdings II L.P., its general partner

By:	/s/ Ann Siebecker, attorney-in-fact	12/30/2014
	Name: Daniel D'Aniello	Date
Title: Chairman

**Signature of Reporting Person

CARLYLE FINANCIAL SERVICES, LTD.

By:	/s/ Ann Siebecker	12/30/2014
	Name: Ann Siebecker	Date
Title: Authorized Person

**Signature of Reporting Person

TCG FINANCIAL SERVICES, L.P.
By: Carlyle Financial Services, Ltd., its general partner

By:	/s/ Ann Siebecker	12/30/2014
	Name: Ann Siebecker	Date
Title: Authorized Person

**Signature of Reporting Person

CARLYLE FINANCIAL SERVICES HARBOR, L.P.
By: TCG Financial Services L.P., its general partner
By: Carlyle Financial Services, Ltd., its general partner

By:	/s/ Ann Siebecker	12/30/2014
	Name: Ann Siebecker	Date
Title: Authorized Person

**Signature of Reporting Person